UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2015

AGENUS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-674-4400

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The previously announced global license, development and commercialization agreement executed on January 9, 2015 between Agenus Inc. and its wholly-owned subsidiary, 4-Antibody AG (together, “Agenus”), and Incyte Corporation and a wholly-owned subsidiary thereof, became effective on February 19, 2015, and the $25 million upfront payment is due to Agenus by March 1, 2015. In addition, on February 18, 2015, Agenus Inc. closed its previously announced private placement of approximately 7.76 million shares of Agenus Inc. common stock to Incyte Corporation for an aggregate purchase price of $35 million, or approximately $4.51 per share.
As previously announced, the effectiveness of the Collaboration Agreement and the closing of the private placement were subject to the parties receiving clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). On February 17, 2015, the waiting period under the HSR Act expired.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2015
AGENUS INC.
By: /s/ Garo H. Armen
Garo H. Armen
Chairman and CEO